UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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Great Basin Scientific, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GREAT BASIN SCIENTIFIC, INC.

2441 South 3850 West

Salt Lake City, UT 84120

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOVEMBER 3, 2015

TO THE STOCKHOLDERS OF GREAT BASIN SCIENTIFIC, INC:

A special meeting of stockholders (the “Special Meeting”) of Great Basin Scientific, Inc. (the “Company”, “we”, “us” or “our”) will be held on December 8, 2015, at the offices of Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, Colorado 80202. The Special Meeting will convene at 9:00 A.M., Mountain Time, to consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.	to approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio and effective upon a date to be determined by the Company’s board of directors (the “Board”) and effect a corresponding change in the par value of shares of our Common Stock from $0.001 to $0.0001 (the “Reverse Stock Split”);

2.	to approve an amendment to the Certificate of Incorporation, to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 shares, par value $0.001, to 950,000,000, par value $0.001 (the “Authorized Share Increase”);

3.	to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split and the Authorized Share Increase (the “Adjournment Proposal”); and

4.	to transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock will be required to approve an amendment to the Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Increase. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting will be required to approve the Adjournment Proposal. The Board has unanimously determined that the Reverse Stock Split, the Authorized Share Increase, and the Adjournment Proposal are in the best interests of the Company and its stockholders and has approved and authorized the Authorized Share Increase, the Reverse Stock Split and the Adjournment Proposal.

The Board unanimously recommends that the Stockholders vote FOR the Reverse Stock Split, the Authorized Share Increase and the Adjournment Proposal.

Only owners of record of the Company’s issued and outstanding Common Stock as of the close of business on November 2, 2015 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on the Reverse Stock Split, the Authorized Share Increase, and the Adjournment Proposal. A list of stockholders as of the Record Date will be available at the Special Meeting for inspection by any stockholder. Stockholders will need to register at the Special Meeting to attend the Special Meeting. If your shares of Common Stock are not registered in your name, you will need to bring proof of your ownership of those shares to the Special Meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares to provide you with proper proxy documentation that shows your ownership of shares as of the Record Date and your right to vote such shares at the Special Meeting. Please bring that documentation to the Special Meeting.

THE ATTENDANCE AND/OR VOTE OF EACH STOCKHOLDER AT THE SPECIAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND. TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. If you decide to attend the Special Meeting, you may, if you wish, revoke the proxy and vote your shares in person.

GREAT BASIN SCIENTIFIC, INC. BY ORDER OF THE BOARD OF DIRECTORS

2441 South 3850 West Salt Lake City, UT 84120	November 3, 2015	Ryan Ashton President and Chief Executive Officer

GREAT BASIN SCIENTIFIC, INC.

2441 South 3850 West

Salt Lake City, UT 84120

PROXY STATEMENT

GREAT BASIN SCIENTIFIC, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 8, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the “Board”) of Great Basin Scientific, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), for use at the special meeting of the stockholders (the “Special Meeting”) to be held on December 8, 2015 at the offices of Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, Colorado 80202, at 9:00 A.M. Mountain Time. Directions to the Special Meeting can be obtained at http://client.irwebkit.com/gbscience.

THIS PROXY STATEMENT, THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S STOCKHOLDERS ON OR ABOUT NOVEMBER 3, 2015.

At the Special Meeting, the holders of the Company’s common stock, par value $0.001 (“Common Stock”) will be asked to vote on the following proposals:

1.	to approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio and effective upon a date to be determined by the Board and effect a corresponding change in the par value of shares of our Common Stock from $0.001 to $0.0001 (the “Reverse Stock Split”). Upon the effectiveness of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, (i) the outstanding shares of our Common Stock will be combined into a lesser number of shares such that one share of our Common Stock will be issued for a specified number of shares, which number shall be equal to or greater than 50 and equal to or less than 60 of outstanding shares of our Common Stock, with the exact number within such range to be determined by the Board prior to the effective time of such amendment and (ii) the par value of our shares of Common Stock will be amended from $0.001 to $0.0001;

2.	to approve an amendment to the Certificate of Incorporation, to increase the authorized shares of Common Stock from 200,000,000, par value $0.001, to 950,000,000, par value $0.001 (the “Authorized Share Increase”);

3.	to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split and/or the Authorized Share Increase (the “Adjournment Proposal”); and

4.	to transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

A proxy for use at the Special Meeting is enclosed. If you execute and deliver a proxy by mailing a proxy card, or by voting via the internet or telephone, you have the right to revoke your proxy at any time before it is exercised by delivering an instrument revoking it or a duly executed proxy bearing a later date pursuant to the instructions under the heading “What if I change my mind after I return my proxy?” below, or by attending the Special Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Special Meeting in accordance with the instructions on the proxy.

The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. The Company plans to engage D.F. King & Co., Inc. as proxy solicitor for an estimated cost of approximately $12,000. For further information see “Who will pay for the costs of soliciting proxies?” below. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of Common Stock on the Record Date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares of Common Stock.

RECORD DATE AND QUORUM REQUIREMENTS

November 2, 2015 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Our Common Stock is the only class of securities entitled to vote at the Special Meeting. As of the Record Date, 190,679,941 shares of our Common Stock were issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote on each matter submitted to a vote of the holders of Common Stock at the Special Meeting.

The holders of a majority of the shares of Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes, if any, will be deemed as present for purposes of determining a quorum.

MAIL VOTING PROCEDURES

To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card. A proxy card submitted by mail must be received by the time of the Special Meeting in order for the shares to be voted.

TELEPHONE VOTING PROCEDURES

The telephone authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Telephone voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on December 7, 2015.

INTERNET VOTING PROCEDURES

The internet authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Internet voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on December 7, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2015

The Notice of Special Meeting of Stockholders, Proxy Statement for the Special Meeting, and Proxy Card are available at http://materials.proxyvote.com/39013L. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

The information contained in this Proxy Statement, unless otherwise indicated, is given as of November 2, 2015.

No person has been authorized to give any information or to make any representation in connection with the matters being considered herein on behalf of the Company other than those contained in this Proxy Statement and, if given or made, such information or representation should not be considered or relied upon as having been authorized. This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to acquire, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or proxy solicitation. Neither the delivery of this Proxy Statement nor any distribution of securities referred to herein should, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Proxy Statement.

Information contained in this Proxy Statement should not be construed as legal, tax or financial advice and stockholders are urged to consult their own professional advisors in connection with the matters considered in this Proxy Statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on expectations, estimates and projections as of the date of this Proxy Statement. These forward-looking statements include but are not limited to statements and information concerning statements regarding:

•	our consummation of the Reverse Stock Split and Authorized Share Increase, as well as the timing of such transactions;

•	the intended benefits of the Reverse Stock Split, including that the Reverse Stock Split is in the best interests of the Company’s stockholders, is expected to result in an increase to the per share trading price of our Common Stock, and is expected to make such Common Stock more attractive to a broader range of institutional and other investors;

•	the market’s near and long term reaction to the Reverse Stock Split and Authorized Share Increase; and

•	statements regarding our intention to engage in future equity transactions, including a potential exchange offer transaction, each as further provided and described below.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often but not always using phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, will occur or be achieved) are not statements of historical fact and may be forward-looking statements and are intended to identify forward-looking statements.

These forward-looking statements are based on the beliefs of the management of the Company as well as on assumptions that such management believes to be reasonable, based on information currently available at the time such statements were made. However, there can be no assurance that forward-looking statements will prove to be accurate. Such assumptions and factors include, among other things, the anticipated benefits and risks of the Reverse Stock Split and the Authorized Share Increase, each as further provided and described below.

By their nature, forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are subject to a variety of risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	difficulties, delays, unanticipated costs or our inability to consummate the Reverse Stock Split and Authorized Share Increase on the expected terms and conditions or timeline;

•	difficulties, delays or the inability to increase the per share trading price of our Common Stock as a result of the Reverse Stock Split, including future decreases in the price of Common Stock due to, among other things, the announcement of the Reverse Stock Split and Authorized Share Increase or our inability to make our Common Stock more attractive to a broader range of institutional or other investors, as a result of, among other things, investors viewing the Reverse Stock Split and Authorized Share Increase negatively or due to future financial results, market conditions, the market perception of our business, our inability to realize anticipated cost reductions or other factors adversely affecting the market price of our Common Stock, notwithstanding the Reverse Stock Split and Authorized Share Increase or otherwise;

•	unanticipated negative reactions to the Reverse Stock Split and Authorized Share Increase or unanticipated circumstances or results that could negatively affect interest in our Common Stock by the investment community; or

•	general business, economic, competitive, political, regulatory and social uncertainties; risks related to competition; risks related to factors beyond the control of the Company; the global economic climate; the execution of strategic growth plans; insurance risks; and litigation.

This list is not exhaustive of the factors that may affect any of the forward-looking statements of the Company. Forward-looking statements are statements about the future and are inherently uncertain. Actual results could differ materially from those projected in the forward-looking statements as a result of the matters set out in this Proxy Statement generally and certain economic and business factors, some of which may be beyond the control of the Company. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the proposals contained in this Proxy Statement. The Company does not intend, and does not assume, any obligation to update any forward-looking statements, other than as required by applicable law.  For all of these reasons, Company stockholders should not place undue reliance on forward-looking statements.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a Company stockholder of record at the close of business on the Record Date and are entitled to vote at the Special Meeting. This Proxy Statement describes issues on which the Company would like you, as a Company stockholder, to vote. This Proxy Statement provides information on these issues so that you can make an informed decision. You do not need to attend the Special Meeting to vote your shares of Common Stock.

When you sign the proxy card you appoint Ryan Ashton, President and Chief Executive Officer of the Company, and Jeffery Rona, Chief Financial Officer of the Company, as your representatives at the Special Meeting. As your representatives, they will vote your shares of Common Stock at the Special Meeting (or any adjournments or postponements) as you have instructed on your proxy card. With proxy voting, your shares of Common Stock will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Special Meeting, just in case your plans change.

If an issue comes up for vote at the Special Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares of Common Stock under your proxy, at their discretion, subject to any limitations imposed by law.

When is the Record Date?

The Board has fixed November 2, 2015 as the Record Date for the Special Meeting. Only holders of shares of Common Stock as of the close of business on that date will be entitled to vote at the Special Meeting.

How many shares of Common Stock are outstanding?

As of November 2, 2015, the Company had 190,679,941 shares of Common Stock issued and outstanding.

What am I voting on?

You are being asked to vote on the following:

1.	The approval of the Reverse Stock Split;

2.	The approval of the Authorized Share Increase;

3.	The approval of the Adjournment Proposal; and

4.	Any other business that may properly come before the Special Meeting.

How many votes do I get?

Each share of Common Stock is entitled to one vote. Dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote FOR the approval of the Reverse Stock Split, FOR the approval of the Authorized Share Increase, and FOR the approval of the Adjournment Proposal.

How do I vote?

You have several voting options. You may vote by:

•	Completing your proxy card over the internet at the following website: www.proxyvote.com;

•	Downloading or requesting a proxy card (as detailed below), signing your proxy card and mailing it to the attention of: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

•	Signing and faxing your proxy card to the number provided on the proxy card;

•	Vote by phone by calling 1-800-690-6903; or

•	Attending the Special Meeting and voting in person.

If your shares of Common Stock are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of such shares held in a “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares of Common Stock in person at the Special Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can stockholders vote in person at the Special Meeting?

The Company will pass out written ballots to anyone who wants to vote at the Special Meeting. If you hold your shares of Common Stock through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Special Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by:

•	Signing another proxy with a later date and mailing it to the attention of: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so long as it is received prior to 11:59 p.m. Eastern Time on December 7, 2015;

•	Delivering a written notice of the revocation of your proxy to the attention of: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so long as it is received prior to 11:59 p.m. Eastern Time on December 7, 2015; or

•	Voting in person at the Special Meeting.

Beneficial stockholders should refer to the instructions received from their stockbroker or the registered holder of the shares of Common Stock if they wish to change their vote.

How many votes do you need to hold the Special Meeting?

To conduct the Special Meeting, the Company must have a quorum, which means that a majority of the outstanding voting shares of the Company as of the Record Date must be present at the Special Meeting. The Company’s Common Stock is the only type of security entitled to vote at the Special Meeting. Based on 190,679,941 shares of Common Stock outstanding as of the Record Date of November 2, 2015, 95,339,971 shares of Common Stock must be present at the Special Meeting, in person or by proxy, for there to be a quorum. Your shares of Common Stock will be counted as present at the Special Meeting if you:

•	Submit a properly executed proxy card (even if you do not provide voting instructions); or

•	Attend the Special Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. Since the Reverse Stock Split and the Authorized Share Increase each require the affirmative vote of a majority of our outstanding shares of Common Stock and since, pursuant to the Company’s bylaws, the Adjournment Proposal must be approved by the majority of the shares of Common Stock present at the meeting, a properly executed proxy card marked ABSTAIN with respect to any proposal at the Special Meeting will have the same effect as voting AGAINST that proposal.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares of Common Stock in street name for their customers, are generally required to vote such shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote such shares on routine matters but not on non-routine matters. Our management believes that the Reverse Stock Split, the Authorized Share Increase and the Adjournment Proposal are routine matters. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of Common Stock at the Special Meeting in relation to these matters. However, we encourage you to submit your voting instructions to your broker to ensure your shares of Common Stock are voted at the Special Meeting.

Any shares of Common Stock represented at the Special Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to approve the Reverse Stock Split, the Authorized Share Increase, or the Adjournment Proposal will have the same effect as a vote AGAINST such proposal.

How many votes are needed to approve the Reverse Stock Split?

The Reverse Stock Split will be approved if a majority of the issued and outstanding shares of Common Stock votes FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal. We encourage you to vote FOR this proposal.

How many votes are needed to approve the Authorized Share Increase?

The Authorized Share Increase will be approved if a majority of the issued and outstanding shares of Common Stock votes FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal. We encourage you to vote FOR this proposal.

How many votes are needed to approve the Adjournment Proposal?

The Adjournment Proposal will be approved if a majority of the shares of Common Stock present in person or by proxy votes at the Special Meeting FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal. We encourage you to vote FOR this proposal.

Will my shares of Common Stock be voted if I do not sign and return my proxy card?

If your shares of Common Stock are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares; otherwise your shares of Common Stock will not be voted at the meeting. See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares of Common Stock.

If your shares of Common Stock are registered in your name, and you do not complete your proxy card over the internet or sign and return your proxy card, your shares of Common Stock will not be voted at the Special Meeting unless you attend the Special Meeting and vote your shares of Common Stock in person.

Where can I find the voting results of the Special Meeting?

The Company will publish the final results in a Current Report on Form 8-K with the SEC within four (4) business days of the Special Meeting.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. The Company plans to engage D.F. King & Co., Inc. as proxy solicitor at an estimated expense of $12,000, including an $8,500 engagement fee and estimated additional costs for telephone solicitations, mailings and other out of pocket expenses of the proxy solicitor. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of Common Stock on the Record Date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares of Common Stock.

What materials accompany or are attached to this Proxy Statement?

The following materials accompany or are attached to this Proxy Statement:

Appendix A	Form of Proxy Card

Appendix B	Certificate of Amendment to Certificate of Incorporation regarding the Reverse Stock Split and the Authorized Share Increase

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Amended and Restated Bylaws (the “Bylaws”).

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than January 2, 2016, which is 120 calendar days prior to the anniversary date of the mailing of our proxy statement for our 2015 Annual Meeting. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, in order for a stockholder proposal to be properly brought before an annual meeting, the stockholder must, in addition to any other applicable requirements, give written notice in proper form of such stockholder’s intent to bring a matter before the annual meeting, which notice must be received by the secretary of the Company at the Company’s principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting. To be timely for the 2016 Annual Meeting of Shareholders, a shareholder’s notice must be delivered or mailed to and received by us between February 27, 2016 and March 28, 2016. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting, or not later than the close of business on the 10th day following the day on which public disclosure of the date of the meeting was made by the Company, whichever occurs first. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

Stockholder proposals must be in writing and should be addressed to c/o Great Basin Scientific, Inc., Attention: Corporate Secretary, 2441 South 3850 West, Salt Lake City, Utah 84120. Except with respect to nominations for the election of directors, to be in proper form, each such notice must set forth: (a) the name and address of the stockholder who intends to bring such matter before a meeting; (b) the class or series and number of shares of capital stock of the Company entitled to vote at such meeting which are owned beneficially or of record by such stockholder; (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting; (d) a description of the business desired to be brought before the meeting and the reasons therefor; (e) such other information regarding the stockholder and the business proposed by such stockholder as would be required to be included in the proxy statement pursuant to the rules and regulations of the SEC; and (f) a representation as to the stockholder’s material interest in the business being proposed. In addition, the stockholder making such proposal must promptly provide any other information reasonably requested by the Company.

It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested, in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at next year’s Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Common Stock that may be acquired by an individual or group within 60 days of November 2, 2015, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 190,679,941 shares of Common Stock outstanding as of November 2, 2015.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Great Basin Scientific, Inc., 2441 South 3850 West, Salt Lake City, UT 84120.

Name of Beneficial Owner	Number of Common Share Equivalents Beneficially Owned	Percent
Named Executive Officers and Directors:
Ryan Ashton (1)	325,244	*
David Spafford (2)	6,162,011	3.15%
Robert Jenison (3)	51,666	*
Jeffrey Rona (4)	135,508	*
Sam Chawla (5)	20,833	*
Ron Labrum (6)	245,833	*
Kirk Calhoun (7)	1,458	*
All Executive Officers and Directors as a Group (7 Persons)	6,942,553	3.63%
Other Five Percent Stockholders:

*	Represents less than 1% of the outstanding shares of Common Stock
(1)	Represents 44,628 shares of Common Stock and options and warrants to purchase 280,616 shares of Common Stock that are currently exercisable or exercisable within 60 days after November 2, 2015.
(2)	Represents (i) 10,835 shares of Common Stock, warrants to purchase 61,158 shares of Common Stock, warrants for 11,158 shares of Common Stock owned by Mr. Spafford and 31,250 options that are currently exercisable or exercisable within 60 days after November 2, 2015; (ii) shares owned by Spring Forth Investments LLC, an entity controlled by Mr. Spafford, which owns 363,665 shares of Common Stock, 21,335 shares of Series E Convertible Preferred Stock, convertible into 85,340 shares of common stock, 180,000 Class A warrants to purchase Common Stock and 180,000 Class B warrants to purchase Common Stock and 170,680 Series C Warrants that are exercisable into 4,387,225 shares of common stock; (iii) 1,750 shares of Common Stock owned by DSM Ventures, an entity controlled by Mr. Spafford; (iv) 23,122 shares of Common Stock, 20,622 Class A warrants to purchase Common Stock and 20,622 Class B warrants to purchase Common Stock and warrants to purchase 12,500 shares of Common Stock owned by DRS, LLC, an entity controlled by Mr. Spafford; (v) shares owned by Craig F. McCullough, Trustee, SBS Charitable Remainder Trust U/A/D November 27, 1995, a trust affiliated with Mr. Spafford, which owns 448,785 shares of Common Stock, warrants to purchase 22,227 shares of Common Stock; (vi) shares owned by Craig F. McCullough, Trustee, DRS Charitable Remainder Trust U/A/D May 5, 1993, a trust affiliated with Mr. Spafford, which owns 191,932 shares of Common Stock, warrants to purchase 4,591 shares of Common Stock; and (vii) shares owned by Bourne Spafford Charitable Trust U/A/D May 15, 1995, a trust affiliated with Mr. Spafford, which owns 105,229 shares of Common Stock.
(3)	Represents options to purchase 51,666 shares of Common Stock that are currently exercisable or exercisable within 60 days after November 2, 2015.
(4)	Represents 36,000 warrants to purchase Common Stock, 36,000 Class A Warrants, 36,000 Class B Warrants and 27,508 options exercisable within 60 days after November 2, 2015.

(5)	Represents options to purchase 5,833 shares of Common Stock that are currently exercisable or exercisable within 60 days after November 2, 2015, and 5,000 shares of Common Stock, 5,000 Class A warrants to purchase Common Stock and 5,000 Class B warrants to purchase Common Stock held by Mr. Chawla’s wife Stephanie Chawla.
(6)	Represents options to purchase 5,833 shares of Common Stock that are currently exercisable or exercisable within 60 days after November 2, 2015, 80,000 shares of Common Stock, 80,000 Class A Warrants to purchase Common Stock and 80,000 Class B Warrants to purchase Common Stock.
(7)	Represents options to purchase 1,458 shares of Common Stock that are exercisable or exercisable within 60 days after November 2, 2015.

PROPOSAL 1—REVERSE STOCK SPLIT AND PAR VALUE CHANGE

Introduction

Our Board has unanimously determined that it is in the best interests of the Company and our stockholders to amend Article IV.A of the Certificate of Incorporation (such amendment as shown in Appendix B) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio and effective upon a date to be determined by the Board and effect a corresponding change in the par value of our of shares of Common Stock from $0.001 to $0.0001 (the “Reverse Stock Split”).

Why did the Board approve the Reverse Stock Split?

Reverse Stock Split

We have received a delisting notice from The NASDAQ Stock Market. Our Common Stock may be involuntarily delisted from trading on The NASDAQ Capital Market if we fail to regain compliance with (i) the minimum closing bid price requirement of $1.00 per share of Common Stock and (ii) the market value of listed securities requirement of $35 million. A delisting of our Common Stock is likely to reduce the liquidity of our Common Stock and may inhibit or preclude our ability to raise additional financing and may also materially and adversely impact our credit terms with our vendors.

The quantitative listing standards of The NASDAQ Stock Market, or NASDAQ, require, among other things, that listed companies maintain a minimum closing bid price of $1.00 per share and maintain a minimum value of listed securities of $35 million. We failed to satisfy the minimum bid price threshold and the minimum value of listed securities threshold for 30 consecutive trading days and on October 14, 2015, we received a letter from NASDAQ indicating our deficiency and that we have been provided an initial period of 180 calendar days, or until April 11, 2016, in which to regain compliance.

If the Company does not regain compliance within the 180-day grace period, it may be eligible to receive an additional 180-day grace period; provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market including the minimum market value of listed securities of $35 million, with the exception of the bid price requirements, and provides written notice of its intention to cure the bid price deficiency during the second 180-day grace period, by effecting a reverse stock split, if necessary. This additional 180-day grace period does not apply to the Company’s deficiency regarding the minimum value of listed securities.

Par Value Change

Our Board believes that the change to $0.0001 par value Common Stock will provide the Company with additional flexibility in utilizing its shares of common stock for various corporate purposes. Par value is used to designate the lowest value for which a company can legally sell its shares. Historically, the concept of par value was to protect creditors and senior security holders by ensuring that when issuing its own shares a company received at least par value as consideration for the shares. As markets have become more liquid, with stock prices responding more rapidly to market developments, par value has become a generally outdated concept. Instead, for public companies like us, the market sets the price at which stock may be issued or otherwise sold. The reduction in par value will have no impact on the value of the Company’s stock or the rights of its stockholders. The change in par value to $0.0001 per share will give the Company greater flexibility for structuring future transactions and making future financial decisions.

What is the purpose of the Reverse Stock Split?

Reverse Stock Split

If we do not regain compliance by April 11, 2016, and we do not qualify or are not granted an additional 180-day grace period in which to regain compliance, the NASDAQ staff will provide written notice that our Common Stock is subject to delisting.

Given the increased market volatility, the challenging environment in our industry and our lack of liquidity, we may be unable to regain compliance with the closing bid price requirement within our 180-day grace period. A delisting of our Common Stock is likely to reduce the liquidity of our Common Stock and may inhibit or preclude our ability to raise additional financing and may make it difficult for our stockholders to sell any securities if they desire or need to sell them.

The Board has considered the potential harm to the Company and our stockholders should NASDAQ delist our Common Stock. Delisting from NASDAQ would adversely affect our ability to raise additional financing through the public or private sale of equity securities and would significantly affect the ability of investors to trade our securities. Delisting would also likely negatively affect the value and liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets.

We believe that the Company’s best option to meet NASDAQ’s $1.00 minimum bid price requirement before the end of our initial 180-day grace period is to effect the Reverse Stock Split to increase the per-share trading price of our Common Stock. Given the volatility and fluctuations in the capital markets, the Board believes that the likelihood of our stock price increasing to meet the NASDAQ listing requirements within the 180-day grace period without the Reverse Stock Split is remote and that the Company likely will have to take additional actions to comply with NASDAQ requirements.

If our stockholders do not approve the Reverse Stock Split, the Company may be delisted from the NASDAQ Capital Market due to our failure to maintain a minimum bid price for our Common Stock of $1.00 per share as required by the NASDAQ Marketplace Rules.

Even if the Company effects the Reverse Stock Split, the Company may still be subject to delisting if the Company fails to meet the minimum value of listed securities requirement by April 11, 2016.

Par Value Change

Our board of directors believes that the decrease in par value of our Common Stock is our best interests and the best interests of our stockholders because it will bring the par value in line with the par value of other similar companies and will provide our Board and our management with more flexibility in setting the consideration that may be received for shares of Common Stock in purchases and sales and other corporate transactions, although no such transactions are currently contemplated.

In addition, under the DGCL, the aggregate par value must be deducted from the amount available for dividends (the result being “surplus,” out of which dividends can be paid). While we have no current plans to pay dividends on our Common Stock or Series E Preferred Stock, we could in the future decide to pay cash dividends. Accordingly, the reduction in par value contemplated by this proposal would increase our surplus for DGCL purposes, and therefore our potential dividend paying ability.

What amendments are being made to the Certificate of Incorporation?

The first paragraph of Article IV.A of the Certificate of Incorporation which currently reads as follows:

“ARTICLE IV.A

The total number of shares of capital stock the Corporation is authorized to issue is Two Hundred and Five Million (205,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

shall be amended to read as follows:

“ARTICLE IV.A

The total number of shares of capital stock the Corporation is authorized to issue is Two Hundred and Five Million (205,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

Note that if the Authorized Share Increase under Proposal 2 is approved and implemented, the number of authorized shares of Common Stock will also be amended.

The following paragraph will be added to Article IV.A of the Certificate of Incorporation:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every [number of shares] shares of the Corporation’s issued and outstanding Common Stock, par value $0.001 per share, that are issued and outstanding immediately prior to [date] shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

Does the Board recommend approval of the Reverse Stock Split?

Yes. After considering the entirety of the circumstances, the Board has unanimously concluded that the Reverse Stock Split is in the best interests of the Company and its stockholders and the Board unanimously recommends that the Company’s stockholders vote in favor of the Reverse Stock Split.

What vote is required to approve the Reverse Stock Split?

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is required to amend the Certificate of Incorporation to effect the Reverse Stock Split. Failures to vote and abstentions will be the equivalent of a vote against this proposal.

Material Effects of the Proposed Reverse Stock Split

Upon the effectiveness of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, the outstanding shares of our Common Stock will be combined into a lesser number of shares such that one share of our Common Stock will be issued for a specified number of shares, which number shall be equal to or greater than 50 and equal to or less than 60, of outstanding shares of our Common Stock, with the exact number within such range to be determined by the Board prior to the effective time of such amendment. In connection with the Reverse Stock Split, any fractional shares that would otherwise be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share. Even if stockholder approval of the Reverse Stock Split is obtained, the Board may abandon the Reverse Stock Split in its sole discretion if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

The Reverse Stock Split will not change the number of authorized shares of our Common Stock (see Proposal 2 regarding the Authorized Share Increase). The Reverse Stock Split will change the par value of our Common Stock from $0.001 to $0.0001.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any holder of Common Stock’s proportionate voting power (subject to the treatment of fractional shares).

Based on our shares of Common Stock outstanding as of the Record Date, the principal effects of the Reverse Stock Split will be that the number of shares of our Common Stock issued and outstanding will be reduced from 190,679,941 shares as of the Record Date to a range of 3,813,599 shares (if a 1-for-50 ratio is chosen) to 3,177,999 shares (if a 1-for-60 ratio is chosen), depending on the exact exchange ratio chosen by the Board and without giving effect to any rounding up of fractional shares.

The table below sets forth, as of November 2, 2015 and for illustrative purposes only, certain effects of the potential ratios of between 50-for-1 and 60-for-1, inclusive, including on our total outstanding Common Stock equivalents (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split		Common Stock and Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios
	Shares	Percent of Total	1-for-50	1-for-55	1-for-60
Common Stock outstanding	190,679,941	28.6%	3,813,598	3,466,908	3,177,999
Common Stock underlying warrants[1]	473,807,599	71.2%	9,476,151	8,614,683	7,896,793
Common Stock underlying options	792,534	0.1%	15,850	14,409	13,208
Common Stock reserved for conversion of Series E Preferred Stock	417,544	0.1%	8,350	7,591	6,959
Total Common Stock and equivalents	665,697,618	100.0%	13,313,949	12,103,591	11,094,959
Common Stock available for future issuance[2]	0		186,686,051	187,896,409	188,905,041

[1]	The Common Stock underlying warrants includes a cashless exercise calculation for the outstanding 12,812,556 Series C Warrants and 136,200 representative unit purchase options using a Black Scholes Value of $2.2260 per share and a closing stock price of $0.066 per share as of November 2, 2015.
[2]	Common stock available for issuance is based on 200,000,000 shares of Common Stock authorized for issuance. See “Proposal 2—Authorized Share Increase” below. If the Authorized Share Increase is approved, then the number of shares available for issuance will increase by 750,000,000 in each case.

As illustrated by the table above, the Reverse Stock Split would significantly increase the number of authorized and unissued shares of Common Stock available to settle the exercise or conversion, of our outstanding derivative securities and avoid the penalties associated with being unable to settle such conversions and exercises. In addition, the Reverse Stock Split would significantly increase the ability of our Board to issue authorized and unissued shares in future equity financings.

In determining which ratio to implement, if any, following receipt of stockholder approval, our Board may consider, among other things, various factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock;

•	our ability to continue our listing on The NASDAQ Capital Market;

•	which ratio would result in the least administrative cost to us;

•	the number of shares of Common Stock needed to satisfy the settlement of cashless exercises of the Company’s outstanding Series C Warrants; and

•	prevailing general market and economic conditions.

The principal effects of the Reverse Stock Split will be as follows:

•	each 50 to 60 shares of Common Stock, inclusive, as determined in the sole discretion of our Board, will be combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

•	the par value of our Common Stock will change from $0.001 to $0.0001 per share;

•	the number of shares of Common Stock issued and outstanding will be reduced accordingly, as illustrated in the table above;

•	proportionate adjustments will be made to the per share exercise prices and/or the number of shares of Common Stock issuable upon exercise or conversion of outstanding preferred shares, options, warrants, and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

•	the Company will have available shares to conduct future equity financings;

•	the number of shares reserved for issuance or under the securities described immediately above will be reduced proportionately; and

•	the number of shares of Common Stock available for future issuance will increase accordingly, as illustrated in the table above.

Possible Anti-Takeover Implications of the Reverse Stock Split

The issuance in the future of additional shares of our Common Stock made available by the Reverse Stock Split may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of Common Stock. In addition, an increase in the number of authorized but unissued shares of our Common Stock due to the Reverse Stock Split may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. Further, the ability to issue our shares of Common Stock at a lower price may afford the Company added flexibility to deter a potential takeover of the Company by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires at a very low par value. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of Common Stock compared to the then-existing market price. The Reverse Stock Split is not being recommended by our Board as part of an anti-takeover strategy.

Reservation of Right to Delay the Filing of, or Abandon, the Reverse Stock Split and Par Value Change

If stockholder approval is obtained to effect the Reserve Stock Split, the Board expects to select an appropriate ratio and implement the Reverse Stock Split on or before February 28, 2016. However, the Board reserves the authority to decide, in its sole discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

The Board will also consider whether the Authorized Share Increase (see Proposal 2 below) is approved and implemented in determining whether to effect the Reverse Stock Split. The Board will, however, implement the Reverse Stock Split, if at all, prior to February 28, 2016.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

No Going Private Transaction

The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the U.S. Exchange Act. Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effective Time

The proposed Reverse Stock Split would become effective as of 12:01 a.m., Eastern Time (the “Effective Time”) on the date specified in the amendment to the Certificate of Incorporation effecting the Reverse Stock Split as filed with the office of the Secretary of State of Delaware. Except as explained above with respect to fractional shares, at the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our Common Stock in accordance with the ratio of between 1 for 50 and 1 for 60.

After the Effective Time, our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Exchange Act. Unless our Common Stock is delisted by NASDAQ because of our failure to comply with the $1.00 minimum bid price requirement or the minimum value of listed securities, our Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol “GBSN.”

Procedures for effecting the Reverse Stock Split and Exchange of Stock Certificates

If the Company’s stockholders approve the Reverse Stock Split and the Board determines that it is in the Company’s best interest to effect the Reverse Stock Split, the Reverse Stock Split would become effective at such time as the amendment to the Certificate of Incorporation, the form of which is attached as Appendix B to this Proxy Statement, is filed with the Secretary of State of Delaware or such time and date as stated therein when filed.

As soon as practicable after the effective date of the Reverse Stock Split, the Company will notify its stockholders that the Reverse Stock Split has been implemented. American Stock Transfer & Trust Company, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of our Common Stock will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares of our Common Stock in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s common stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the effective date of the

Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Effect on Registered and Beneficial Holders of Common Stock

Upon the effectiveness of the Reverse Stock Split, shares of our Common Stock held by stockholders that hold their shares through a broker or other nominee will be treated in the same manner as shares held by registered stockholders that hold their shares in their names. Brokers and other nominees that hold shares of our Common Stock will be instructed to effect the Reverse Stock Split for the beneficial owners of such shares. However, those brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split. Stockholders whose shares of our Common Stock are held in the name of a broker or other nominee are encouraged to contact their broker or other nominee with any questions regarding the procedure of implementing the Reverse Stock Split with respect to their shares.

Effect on Registered “Book-Entry” Holders of Our Common Stock

Registered holders of shares of our Common Stock may hold some or all of their shares electronically in book-entry form under the direct registration system for the securities. Those stockholders will not have stock certificates evidencing their ownership of shares of our Common Stock, but generally have a statement reflecting the number of shares registered in their accounts.

Stockholders that hold registered shares of our Common Stock in book-entry form do not need to take any action to receive post-Reverse Stock Split shares. Any such stockholder that is entitled to post-Reverse Stock Split shares will automatically receive, at the stockholder’s address of record, a transaction statement indicating the number of post-Reverse Stock Split shares held following the implementation of the Reverse Stock Split.

Dissenters’ Rights

Our stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to the Certificate of Incorporation in connection with the Reverse Stock Split.

No Effect on Authorized Preferred Stock

Pursuant to our Certificate of Incorporation, our capital stock consists of a total of 205,000,000 authorized shares, of which 200,000,000 shares, par value $0.001 per share, are designated as Common Stock and 5,000,000 shares, par value $0.001 per share, are designated as preferred stock. The proposed Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Dividends

The payment of dividends, including the timing and amount dividends, must be made in accordance with our Certificate of Incorporation and the requirements of the Delaware General Corporation Law (the “DGCL”). We cannot assure you that any dividends will be paid in the future on the shares of Common Stock. Any declaration and payment of future dividends to holders of our Common Stock will be at the discretion of our Board and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory future prospects and contractual restrictions applicable to the payment of dividends, and other considerations that our Board deems relevant. The decrease in par value may affect our ability to make dividend payments. Under the DGCL, the aggregate par value must be deducted from the amount available for dividends (the result being “surplus,” out of which dividends can be paid). Accordingly, the reduction in par value contemplated by this proposal would increase our surplus for DGCL purposes, and therefore our potential dividend paying ability.

Accounting Matters

The Reverse Stock Split will change the par value of the shares of our Common Stock and the number of shares of Common Stock issued and outstanding. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to the shares of our Common Stock on our balance sheet will be reduced proportionately based on the ratio chosen by the Board for the Reverse Stock Split to reflect the new number of shares outstanding and the new par value, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated because there will be fewer shares of Common Stock outstanding.

Effect on Our Preferred Shares, Options and Warrants

If the Reverse Stock Split is effected, the number of shares of Common Stock issuable upon exercise or conversion of our outstanding preferred shares, stock options (including shares reserved for issuance under the Company’s stock plans) and warrants will be proportionately adjusted by the applicable administrator, using the ratio as the Reverse Stock Split, rounded up to the nearest whole share. In connection with the Reverse Stock Split, the Board or the applicable administrator will implement only applicable technical, conforming changes to the securities, including ratably reducing the authorized shares of Common Stock available for awards under the Company’s stock plans. In addition, the conversion price for each outstanding preferred shares and the exercise price for each outstanding stock option and warrant would be increased in inverse proportion to the split ratio such that upon an conversion or exercise, the aggregate conversion price for conversion of preferred stock and the aggregate exercise price payable by the optionee or warrantholder to the Company for the shares subject to the option or warrant would remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock or any other of our securities.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material United States federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Except where noted, this summary deals only with our Common Stock that is held as a capital asset.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and United States Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of Common Stock and does not deal with non-U.S., state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your own tax advisors.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a tax-free recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split Common Stock for shares of post-split Common Stock. The post-split Common Stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split Common Stock held by that stockholder immediately prior to the Reverse Stock Split. A stockholder’s holding period for the post-split Common Stock generally will be the same as the holding period for the pre-split Common Stock exchanged therefor.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding the characterization of the Reverse Stock Split for United States federal income tax purposes.

Certain Risks Associated with the Reverse Stock Split

The Board believes that the Reverse Stock Split will increase the price level of our shares of Common Stock and, as a result, may enable the Company to maintain listing of our Common Stock on The NASDAQ Capital Market. Given the volatility and fluctuations in the capital markets, however, the Board believes that the likelihood of our stock price increasing to meet the NASDAQ listing requirements within the 180-day grace period without the Reverse Stock Split is remote and that the Company likely will have to take additional actions to comply with NASDAQ requirements. There are a number of risks associated with the Reverse Stock Split, including as follow:

•	The Board cannot predict the effect of the Reverse Stock Split upon the market price for our shares of Common Stock, and the history of similar reverse stock splits for companies in like circumstances has varied.

•	The Reverse Stock Split will dramatically reduce the number of issued and outstanding shares of Common Stock relative to the number of authorized shares of Common Stock, currently 200,000,0000 but potentially 950,000,000 if the Authorized Share Increase is approved and implemented by the Board. A large amount of available shares of Common Stock could have adverse consequences, including but not limited to (i) if the price of our Common Stock continues to decrease, the number of shares of Common Stock required to settle the Series C Warrants will continue to increase, and we may be required to issue a large number of shares of Common Stock to settle such exercises, which could massively dilute current stockholders, or if we run out of available authorized shares of Common Stock to settle cashless exercises, we could be forced to make large cash settlement payments, for which we might not have sufficient available capital (see Proposal 2 for a more detailed discussion of the Series C Warrants) and (ii) our current stockholders could be potentially diluted by future issuances of shares of Common Stock for capital raising purposes, to acquire additional assets, for equity compensation of officers and directors and for other corporate purposes.

•	The market price per share of Common Stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. If the market price of our shares of Common Stock declines after the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

•	The market price per share of our shares of Common Stock post-Reverse Stock Split may not remain in excess of the minimum bid price per share as required by NASDAQ, or the Company may fail to meet the other requirements for continued listing on the NASDAQ, including the minimum value of listed securities, as described above, resulting in the delisting of our Common Stock.

•	The market price of our shares of Common Stock may also be affected by the Company’s performance and other factors, the effect of which the Board cannot predict.

•	Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our Common Stock. As a result, the trading liquidity of the shares of our Common Stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

•	The Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our Common Stock. Consequently, the market price per post-Reverse Stock Split shares may not increase in proportion to the reduction of the number of shares of our Common Stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Any reduction in total market capitalization as the result of the Reverse Stock Split may make it more difficult for us to meet the NASDAQ Listing Rule regarding minimum value of listed securities, which could result in our shares of Common Stock being delisted from the NASDAQ Capital Market.

•	In the future, the market price of the shares of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price of the shares of our Common Stock prior to the Reverse Stock Split.

•	If the Reverse Stock Split is effected and the market price of the shares of our Common Stock then declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. Additionally, the liquidity of the shares of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the implementation of the Reverse Stock Split.

•	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 2—AUTHORIZED SHARE INCREASE

Introduction

Our Board has unanimously determined that it is in the best interests of the Company and our stockholders to amend Article IV.A of the Certificate of Incorporation (such amendment as shown in Appendix B) to increase the number of authorized shares of Common Stock by 750,000,000 shares from 200,000,000, par value $0.001, to 950,000,000, par value $0.001.

Why did the Board approve the Authorized Share Increase?

As of November 2, 2015, there were no shares of unissued and unreserved Common Stock available for issuance under our authorized capital. Because the Company’s authorized share capital is currently 200,000,000 shares of Common Stock, we have insufficient shares to cover our obligations unless the Company’s stockholders approve either the Authorized Share Increase or the Reverse Stock Split. As of November 2, 2015, there were 190,679,941 shares of Common Stock outstanding, 792,534 shares reserved for future issuance pursuant to issued options under our stock based employee compensation plans, 2,703,716 shares reserved for future issuance of options under our 2014 Omnibus plan and 417,944 shares reserved upon the conversion of our Series E Convertible Preferred Stock. Additionally, there were 473,807,599 shares issuable upon exercise of warrants issued and outstanding, including our Series C Warrants and representative unit purchase options. Based on the price of our Common Stock on November 2, 2015 of $0.066, we would need 469,426,607 shares of Common Stock to settle the cashless exercise of all outstanding Series C Warrants and representative unit purchase options.

What is the purpose of the Authorized Share Increase?

The Board recommends the Authorized Share Increase for the following reasons:

•	To permit the Company to issue shares of Common Stock to holders of the Company’s Series C Warrants upon exercise of the Series C Warrants;

•	To permit the Company to make future issuances or exchanges of Common Stock for capital raising purposes or to restructure outstanding securities of the Company, including the Series C Warrants; and

•	To permit the Company to make future issuances of options, warrants and other convertible securities.

Why doesn’t the Company have sufficient shares of Common Stock to issue shares of Common Stock upon the exercise of the Series C Warrants?

On February 25, 2015, we sold 2,724,000 units (“Units”) in a public offering. Each Unit consisted of one share of Series E Convertible Preferred Stock and eight Series C Warrants. Each share of Series E Convertible Preferred Stock is convertible into four shares of Common Stock at the option of the holder. The Series C Warrants may be exercised for cash at an exercise price of $2.55 or on a cashless basis pursuant to a formula disclosed therein. On June 23, 2015, the Series C Warrants were amended and restated in order to allow certain early exercises.

As of 9:00 AM on September 21, 2015, we had 73,820,468 shares of authorized and unissued shares of Common Stock available for issuance pursuant to the Series C Warrants, which number of authorized and unissued shares of Common Stock was not sufficient to satisfy all exercises that we received on that day and although we allocated shares of Common Stock to permit the exercise of some of the Series C Warrants, such shares were insufficient and we had to stop accepting exercises of the Series C Warrants. Pursuant to the terms of the Series C Warrants, at such time as the Company no longer has sufficient authorized and unissued shares of Common Stock to settle the exercises of the Series C Warrants, the Series C Warrants shall not be exercisable into shares of Common Stock unless and until we obtain stockholder approval for the Authorized Share Increase.

What could happen if the stockholders do not approve the Authorized Share Increase?

•	If we do not receive stockholder approval for the Authorized Share Increase and the Reverse Stock Split is not approved or not implemented, we will have insufficient authorized shares of Common Stock to settle the Series C Warrants and we will be required to make cash payments with respect to the exercise of the Series C Warrants, which we estimate to be approximately $28.5 million. As of June 30, 2015, we had cash and cash equivalents of approximately $15.3 million and as of the date hereof we had insufficient cash and cash equivalents to settle the Series C Warrants in cash. To the extent our cash and cash equivalents are insufficient to enable us to make cash payments with respect to the exercise of the Series C Warrants, if we are unable to negotiate a settlement or restructuring with the holders of the Series C Warrants, we may be required to seek protection under the federal bankruptcy laws.

•	If we do not increase our authorized shares of Common Stock, we may be unable to conduct further offerings of our equity securities to raise additional capital to implement our business plan or to further our corporate objectives.

If the stockholders approve the Authorized Share Increase, does the Company have plans for future issuances of shares of Common Stock?

Given the Company’s current available capital, its cash and cash equivalents, its history of operating at a loss and its need for additional capital to implement its plan of operations, the Company currently anticipates that it will be required to commence an offering of its equity securities in the near future. As of the date of this Proxy Statement, the Company has not entered into any formal agreements with respect to the securities it might offer or the terms and conditions of such offering, but the Company anticipates that the securities it offers might consist of units, shares of Common Stock, Common Stock purchase warrants, convertible debt or other derivative securities of the Company. Such securities would be offered at a price negotiated at arm’s length under the current market conditions at the time of pricing.

On November 3, 2015, we filed a Registration Statement on Form S-1 (the “Registration Statement”) with the SEC in connection with a prospective equity offering of our securities. We anticipate that the offering, if conducted, will be an offering of common stock, warrants or a combination thereof. The offering will be made to third party investors, likely pursuant to a best efforts placement agency agreement with a FINRA-registered broker dealer. As of the date of this Proxy Statement, the size, pricing and other terms of the offering have not been determined and there can be no guarantee that the offering will be conducted on the terms described in the Registration Statement or that we will be able to complete the offering.

The Company is also currently contemplating its options in relation to the settlement of the Series C Warrants, which might include a private or public restructuring of the terms of the Series C Warrants or the private or public exchange of the Series C Warrants for other equity or debt securities of the Company. As of the date of this Proxy Statement, the Company has not entered into any agreement with respect to a potential restructuring or exchange offer involving the Series C Warrants and there can be no assurance that such restructuring or exchange offer will occur.

We do not believe that we currently have sufficient available capital to fully execute our current strategy through December 31, 2015, particularly if we are required to pay cash penalties for the failure to settle the conversions and exercises.

Our current strategy involves significant efforts to expand our customer base and increase our number of available tests and assays. To potentially become profitable, we will need to significantly increase our revenues. We do not expect that sales will increase sufficiently to cover our total costs of operations in 2015. We believe additional funding will be required in the near term. It is likely that such funding would require authorized shares beyond what is currently authorized without effecting either the Authorized Share Increase or the Reverse Stock Split. This Proxy Statement does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.

Approval of the Authorized Share Increase will provide us with the necessary flexibility to raise capital and restructure our capital using equity, if and when the opportunities arise.

If the Authorized Share Increase is approved and we engage in one or more transactions involving the issuance of our equity securities, current stockholders of the Company may be substantially diluted as a result of such future issuances. The amount of potential dilution will be even greater if the Reverse Stock Split is approved and implemented by the Board. See “Proposal 1—Reverse Stock Split” above.

What amendments are being made to the Certificate of Incorporation?

The first paragraph of Article IV.A of the Certificate of Incorporation which currently reads as follows:

“ARTICLE IV.A

The total number of shares of capital stock the Corporation is authorized to issue is Two Hundred and Five Million (205,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

shall be amended to read as follows:

“ARTICLE IV.A

The total number of shares of capital stock the Corporation is authorized to issue is Nine Hundred and Fifty-Five Million (955,000,000) shares, consisting of Nine Hundred and Fifty Million (950,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

Note that if the Reverse Stock Split under Proposal 1 is approved and implemented by the Board, the par value of the Common Stock of $0.001 will also be amended to $0.0001.

Does the Board recommend approval of the Authorized Share Increase?

Yes. After considering the entirety of the circumstances, the Board has unanimously concluded that the Authorized Share Increase is in the best interests of the Company and its stockholders and the Board unanimously recommends that the Company’s stockholders vote in favor of the Authorized Share Increase.

What vote is required to approve the Authorized Share Increase?

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is required to amend our Certificate of Incorporation to effect the Authorized Share Increase. Failures to vote, abstentions and broker “non-votes”, if any, will be the equivalent of a vote AGAINST this proposal.

IF OUR STOCKHOLDERS DO NOT APPROVE THE AUTHORIZED SHARE INCREASE, THE BOARD BELIEVES THAT THE LONG-TERM FINANCIAL VIABILITY OF THE COMPANY COULD BE THREATENED DUE TO (I) THE PENALTIES INCURRED FROM FAILURE TO SETTLE THE EXERCISES OF THE SERIES C WARRANTS AND (II) THE COMPANY’S INABILITY TO CONSUMMATE FUTURE EQUITY OFFERINGS TO MEET ITS ONGOING EXPENSES. SOME OF THESE CONSEQUENCES MAY BE MITITGATED IF THE REVERSE STOCK SPLIT IS APPROVED AND IMPLEMENTED.

Possible Anti-Takeover Implications of the Authorized Share Increase

The Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As indicated above, the purpose of the Authorized Share Increase is to ensure that we have sufficient authorized Common Stock to, among other things, consummate future equity financings and attempt to mitigate risk in connection with the exercise of the Series C Warrants. However, the Company’s authorized but unissued shares of Common Stock could (within the limits imposed by applicable law, regulation and NASDAQ rules) be issued in one or more transactions that could make a change of control more difficult and therefore more unlikely.

Our Board did not propose the Authorized Share Increase in response to any effort known to our Board to accumulate Common Stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. Further, our Board does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed as limiting the ability of third parties to take over or effect a change of control.

The issuance in the future of additional authorized shares of Common Stock may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of Common Stock. In addition, an increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. The Authorized Share Increase is not being recommended by our Board as part of an anti-takeover strategy.

No Effect on Authorized Preferred Stock

Pursuant to our Certificate of Incorporation, our capital stock consists of a total of 205,000,000 authorized shares, of which 200,000,000 shares, par value $0.001 per share, are designated as Common Stock and 5,000,000 shares, par value $0.001 per share, are designated as preferred stock. The proposed Authorized Share Increase would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Dividends

The payment of dividends, including the timing and amount dividends, must be made in accordance with our Certificate of Incorporation and the requirements of the DGCL. We cannot assure you that any dividends will be paid in the future on the shares of Common Stock. Any declaration and payment of future dividends to holders of our Common Stock will be at the discretion of our Board and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory future prospects and contractual restrictions applicable to the payment of dividends, and other considerations that our Board deems relevant.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock or any other of our securities.

Reservation of Right to Delay the Filing of, or Abandon the Authorized Share Increase

We reserve the right to delay the filing of, or abandon, the Authorized Share Increase without further action by our stockholders at any time before February 28, 2016, even if the Authorized Share Increase has been approved by our stockholders at the Special Meeting. By voting in favor of the Authorized Share Increase, you are expressly also authorizing our Board to delay (until February 28, 2016) or abandon the Authorized Share Increase if it determines, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

The Board will consider whether the Reverse Stock Split (see Proposal 1 above) is approved and implemented in determining whether to effect the Authorized Share Increase.

Effective Date

Delaware law and our Certificate of Incorporation require stockholder approval of the amendment effecting the Authorized Share Increase. If the amendment is approved by a majority of the outstanding shares entitled to vote thereon and our Board determines to proceed with the Authorized Share Increase, we will amend Article IV.A to increase the number of authorized Common Stock as described above. The Authorized Share Increase will become effective upon the filing of the Authorized Share Increase with the Delaware Secretary of State. The only change in our Certificate of Incorporation to effect the Authorized Share Increase would be the numeric change required to reflect the increase of the number of authorized shares of our Common Stock.

No Dissenters’ Rights

Our stockholders are not entitled to dissenters’ rights in connection with the Authorized Share Increase. Furthermore, we do not intend to independently provide our stockholders with any such rights.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT THE AUTHORIZED SHARE INCREASE.

PROPOSAL 3—ADJOURNMENT PROPOSAL

Introduction

If at the Special Meeting the number of shares of Common Stock present or represented and voting in favor of either the Reverse Stock Split and/or the Authorized Share Increase is insufficient to approve the Reverse Stock Split and/or the Authorized Share Increase, management may move to adjourn, postpone or continue the Special Meeting in order to enable the Board to continue to solicit additional proxies in favor of the proposed Authorized Share Increase and/or the Reverse Stock Split.

In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If the stockholders approve the Adjournment Proposal, we could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split and/or the Authorized Share Increase. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Stock Split and/or the Authorized Share Increase have been received, we could adjourn, postpone or continue the Special Meeting without a vote on the Reverse Stock Split and/or the Authorized Share Increase and seek to convince the holders of those shares to change their votes to votes in favor of the Authorize Share Increase and/or the Reverse Stock Split.

What vote is required to approve the Adjournment Proposal?

The Adjournment Proposal will be approved if a majority of the shares of Common Stock present in person or by proxy votes FOR the proposal. Accordingly, abstentions and broker non-votes, if any, will be counted as votes AGAINST the Adjournment Proposal. No proxy that is specifically marked AGAINST the Reverse Stock Split and/or the Authorized Share Increase will be voted in favor of the Adjournment Proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

Why am I being asked to vote on the Adjournment Proposal?

The Board believes that if the number of shares of Common Stock present or represented at the Special Meeting and voting in favor of the proposal to Authorized Share Increase and/or the Reverse Stock Split are insufficient to approve such proposals, it is in the best interests of the stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the amendment.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement, that may be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please promptly indicate your choices via the internet, by phone or by mail, according to the procedures described on the proxy card. The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Special Meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “SEC”). Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov.

The Company’s Common Stock is listed on The NASDAQ Capital Market and trades under the symbol “GBSN”.

APPENDICES

APPENDIX A	Form of Proxy Card
APPENDIX B	Certificate of Amendment to Certificate of Incorporation regarding the Reverse Stock Split and the Authorized Share Increase

By Order of the Board of Directors,

Ryan Ashton
President and Chief Executive Officer

November 3, 2015

Please sign and return the enclosed form of proxy promptly. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A

GREAT BASIN SCIENTIFIC, INC.

2441 South 3850 West, Salt Lake City, Utah 84120

SPECIAL MEETING OF STOCKHOLDERS, DECEMBER 8, 2015

(This Proxy is Solicited on Behalf of the Board of Directors)

The undersigned hereby appoints Ryan Ashton and Jeffrey Rona, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Great Basin Scientific, Inc. (the “Company”) held of record by the undersigned on November 2, 2015 at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, Colorado 80202 at 9 a.m. local time, on December 8, 2015 and at any adjournments or postponements thereof. Directions to the facility in order to attend the Special Meeting may be obtained by going to http://client.irwebkit.com/gbscience.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3.

HOLDERS OF COMMON STOCK SHOULD VOTE ONLY ON PROPOSALS 1, 2 AND 3.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.
	FOR	AGAINST	ABSTAIN
1.

To approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio and effective upon a date to be determined by the Company’s board of directors and effect a corresponding change in the par value of shares of our Common Stock from $0.001 to $0.0001 (the “Reverse Stock Split”).

	☐	☐	☐
2.

To approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 shares, par value $0.001, to 950,000,000, par value $0.001 (the “Authorized Share Increase”).

	☐	☐	☐
3.

To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split and/or the Authorized Share Increase (the “Adjournment Proposal”).

	☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

A-1

APPENDIX B

SECOND CERTIFICATE OF AMENDMENT

TO THE

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc. (the “Corporation”), a corporation duly organized and existing under the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

First. The amendment to the Corporation’s Seventh Amended and Restated Certificate of Incorporation, as amended, set forth below was duly adopted by the Board of Directors at a meeting in accordance with the provisions of Section 242 of the DGCL and was approved by the stockholders at a special meeting of the Corporation’s stockholders, duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were vote in favor of the amendment.

Second. The Seventh Amended and Restated Certificate of Incorporation, as amended, is hereby amended by adding the following after the first paragraph of Article IV.A:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every [number of shares] shares of the Corporation’s issued and outstanding Common Stock, par value $0.001 per share, that are issued and outstanding immediately prior to [date] shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

Second. Article IV.A of the Seventh Amended and Restated Certificate of Incorporation, as amended, is hereby amended to read as follows:

“The total number of shares of capital stock the Corporation is authorized to issue is Nine Hundred and Fifty-Five Million (955,000,000) shares, consisting of Nine Hundred and Fifty Million (950,000,000) shares of common stock, par value $0.001 [$0.0001] per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

Third. Except as herein amended, the Corporation’s Seventh Amended and Restated Certificate of Incorporation, as amended, shall remain in full force and effect.

Fourth. The Effective Time of this Amendment will be [        ] at 12:01 a.m. Eastern Time.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this [                    ] day of [                    ], 2015.

GREAT BASIN SCIENTIFIC, INC.

By:

Its:

B-2